Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Intelligent Systems Corporation

Norcross, GA

We hereby consent to the incorporation by reference in the registration statements Form S-8 No. 333-242084 and No. 333-211304 of our report dated March 4, 2021, relating to the consolidated financial statements of Intelligent Systems Corporation and Subsidiaries (the “Company”) appearing in the Company’s annual report on Form 10-K for the year ended December 31, 2020.

/s/ Nichols, Cauley & Associates, LLC Nichols, Cauley & Associates, LLC Atlanta, Georgia March 4, 2021